UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

UFP INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other Jurisdiction of Incorporation)	0-22684 (Commission File Number)	38-1465835 (IRS Employer Identification No.)

2801 East Beltline, NE, Grand Rapids, Michigan (Address of Principal Executive Offices)	49525 (Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPI	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On December 9, 2020, the Board of Directors of UFP Industries, Inc. (the "Company") approved the Agreement and Plan of Merger (the "Agreement") dated November 11, 2020, by and among UFP Industrial, LLC, a wholly owned subsidiary of the Company ("UFP Industrial"), Thunder Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of UFP Industrial, PalletOne, Inc., a Delaware corporation ("PalletOne"), and Former P1 Stockholders, LLC, a Delaware limited liability company, solely in its capacity as representative of the equity holders of PalletOne. Pursuant to the Agreement, and subject to the terms and conditions set forth therein, PalletOne will become a wholly-owned subsidiary of UFP Industrial, and the equity holders of PalletOne will be entitled to receive an aggregate purchase price of approximately $250 million, subject to certain adjustments.

This purchase price assumes that PalletOne's closing date balance sheet has no cash or debt and is subject to adjustment based on the actual amount of closing net working capital compared to target working capital.  PalletOne is a leading manufacturer of new pallets in the United states.  It also supplies other specialized industrial packaging, including custom bins and crates.  PalletOne's Sunbelt Forest Products subsidiary operates five pressure-treating facilities in the Southeastern United States.

The completion of the Merger is subject to customary closing conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

On December 10, 2020, UFP Industries, Inc. issued a press release announcing the approval of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Exhibits.

Exhibits

2.1	Agreement and Plan of Merger dated November 11, 2020, by and among UFP Industrial, LLC, Thunder Merger Sub, Inc., PalletOne, Inc., and Former P1 Stockholders, LLC.

99.1	Press Release issued by UFP Industries, Inc. on December 10, 2020.

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 10, 2020	UFP INDUSTRIES, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer

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